UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

       DATE OF REPORT (Date of earliest event reported): February 5, 2009

                         ------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

                         -------------------------------

         INDIANA                     0-17071                     35-1544218
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                       Identification No.)

                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of principal executive offices, including zip code)

                                 (765) 747-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 5, 2009 First Merchants Corporation issued a press release to report its financial results for the fourth quarter ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Current Report on Form 8-K,  including  Exhibit No.
99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits.

           Exhibit 99.1 Press Release, dated February 5, 2008, issued by First Merchants Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 First Merchants Corporation
                                        (Registrant)

                                 By: /s/  Mark K. Hardwick
                                    --------------------------------------------
                                          Mark K. Hardwick
                                          Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Principal Accounting Officer)


Dated: February 5, 2009

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.             Description
-----------             -----------
    99.1                Press Release, dated February 5, 2009, issued by
                        First Merchants Corporation.

                           First Merchants Corporation

                                Exhibit No. 99.1

                      Press Release, dated February 5, 2009

N / E / W / S     R / E / L / E / A / S / E

February 5, 2009

FOR IMMEDIATE RELEASE
For more information, contact:
Mark K. Hardwick, Executive Vice President/Chief Financial Officer, 765-751-1857 http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

     FIRST MERCHANTS CORPORATION ANNOUNCES 2008 EARNINGS OF $20.6 MILLION.

First Merchants Corporation (NASDAQ - FRME) has reported 2008 diluted earnings per share of $1.14, a decline of $.59 from the 2007 total of $1.73. Net Income for the year totaled $20.6 million compared to the 2007 total of $31.6 million.

Total assets reached a record $4.8 billion at quarter-end, an increase of $1 billion, from the December 31, 2007 total of $3.8 billion. Of the $1 billion increase, the completion of the merger with Lincoln Bancorp on December 31, 2008 accounted for $876 million of the increase.

The completion of the Lincoln Bancorp acquisition continues the corporation's direction of pursuing stronger growth markets. More importantly the board of directors and management of First Merchants Corporation believe the strategic focus on the Indianapolis marketplace through the addition of Lincoln and its 17 banking centers will accelerate First Merchants position in many of the fastest growing counties within Indiana. Lincoln's operating earnings did not impact First Merchants Corporation's net income during 2008 as the acquisition was completed on December 31, 2008. By contrast the December 31, 2008 balance sheet is consolidated to include Lincoln.

Loans and investments, the Corporation's primary earning assets, totaled $4.20 billion, an increase of $876 million, or 26.3 percent, over the prior year. Loans accounted for $846 million of the increase as investment securities increased by $31 million. Of the $876 million increase, Lincoln accounted for $637 million in loans and $122 million in investments.

The Corporation's allowance for loan losses as a percent of total loans increased from .98 percent to 1.31 during the year, a $20.7 million increase. Provision expense exceeded net charge-offs by $12 million and Lincoln Bank added $8.7 million to the Corporation's allowance for loan loss total at year-end. The increased allowance for loan losses total is comprised of a $2.4 million increase specific impairment reserves, $4.1 million in the general historical loss component and a $14.2 million increase in environmental factors. None of the increases in specific reserves were related to Lincoln as all recognized impairments were charged down to the fair value prior to closing the transaction. Total specific impairment reserves are $9.8 million or 20% of the total allowance methodology.

Non-performing loans totaled $88 million, including the addition of $34 million from Lincoln. Of the $88 million in non-performing loans, commercial real estate loans totaled $29 million, land and lot development loans totaled $20 million, 1-4 family residential properties totaled $18 million, commercial and industrial loans totaled $16 million and other loans totaled $5 million. The Corporation's exposure to land development, single-family residential development, condominium and duplex development projects is limited to $76 million. Non performing loans totaled $88 million, including the addition of $34 million from Lincoln.

The Corporations total deposits increased during the year by $875 million as Lincoln Bank accounted for $655 million of the increase. Total borrowings increased by just $50 million including the $137 million increase from Lincoln Bank. As of December 31, 2008 the Corporation's tangible capital totaled 5.01%, tier 1 leverage ratio totaled 7.86%, tier 1 risk based capital totaled 7.31% and total risk based capital totaled 9.84%. The decrease in the Corporation's capital ratios for the year is primarily attributable to two factors.

The first factor of note is the decline in First Merchants other comprehensive income of $12.8 million resulting from investment security write-down's under FASB 115 totaling $1.3 million and the decline in pension plan asset valuations totaling $11.5 million during the year. The second factor is a combination of items related to the Lincoln Bancorp acquisition. The Corporation used cash of $16.8 million as part of the $77.3 million purchase price resulting in increased common equity of $60.1 million to acquire an $876 million institution. Additionally, as a result of the acquisition First Merchants added $32.3 million of intangibles from the closing of Lincoln Bancorp.

Core deposit intangibles totaled $12.4 million, while purchase accounting adjustments to Lincoln's assets and liabilities totaled $11.6 million resulting in Goodwill. The remaining $8.3 million is reflective of the premium paid by First Merchants Corporation over Lincoln Bancorp's tangible equity at year-end. The purchase accounting adjustments of $11.6 million reduced total risk based capital by 30 basis points, but they will positively accrete to income over the life of the individual instruments. When combining our thorough due diligence and pre-closing efforts, with our April 2009 integration efforts, First Merchants expects Lincoln to be accretive in year one.

The Corporation recognizes the difficulties of the economy and the importance of continuing First Merchants history of being "well capitalized". On November 12, 2008 the Corporation applied for participation in the U.S. Department of Treasury's Capital Purchase Program in an amount totaling $116 million. The application has been approved by the Corporation's primary regulator and was forwarded to the Treasury Department on January 16, 2009. The addition of $116 million in preferred stock would improve the Corporation's Total Risk Based Capital Ratio to 12.80%, comfortably above the "well capitalized" guidelines.

Net-Interest  margin  expanded by 29 basis  points from 3.55  percent in 2007 to
3.84 percent in 2008. As a result, net-interest income increased by $16.3 million, or 14.4 percent. Net interest margin remained strong even during the forth quarter as the Federal Reserve Board lowered the target Fed Funds rate to just 25 basis points. Aggressive deposit pricing and the use of interest rate floors on over $360 million of the Corporation's rate prime indexed loans helped preserve the Corporation's net interest margin.

Provision expense totaled $27.6 million in 2008, an increase of $19.1 million over the prior. The increase in provision expense exceeded the expansion of net interest income by $2.9 million.

Total non-interest income decreased by $4.2 million in 2008. Income from changes in the cash surrender value of bank owned life insurance (BOLI) declined by $3.9 million. During the fourth quarter the corporation recorded a loss of $2.1 million due to declines in market value below the stable value wrap. BOLI losses are not tax deductible resulting in a $3.9 million decrease in Net Income. On December 18, 2008, management changed the investment elections under the separate account policy structure to more conservative investments. The Corporation also lost $1.5 million on Federal Home Loan Mortgage Corporation preferred stock. The Corporation has no additional equity exposure to FHLMC and FNMA and no remaining exposure to private label mortgage backed investment securities.

Additionally, the Corporation elected to expense $1.2 million of its $15.5 million original book balance trust preferred pooled investment exposure. The loss is attributable to a Trapeza IV pool, the only pool deemed to be other than temporarily impaired as of year-end. The remaining $13.5 million of exposure to trust preferred pools is diversified among eight FTN PreTsl investments.

Total non-interest expenses for the year increased by $7.2 million or 7% as salary and benefit expense increased by $4.5 million. The remaining increases in other expense include an increase of $1.8 million in other real estate expense and $860,000 of professional services related to loan workouts. First Merchants also sold the assets of Indiana Title Insurance Company, LLC resulting in a $560,000 loss during the month of December.

Michael C. Rechin, President and Chief Executive Officer, stated that, "First Merchants Corporation's management team is focused on five objectives in 2009 including capital & liquidity management, asset quality, net interest margin management, expense management and the success of the Lincoln acquisition. We remain confident that our people, strategies, capital, liquidity, and commitment to endure the current environment will prove successful in the short and long-term time horizon."

Rechin continued, "As complex and uncertain as the Banking environment has become, First Merchants is pleased to earn more than $20 million in net income, while improving it's allowance to loans recognizing the negative economic trends nationally and in the mid-west."


CONFERENCE CALL

First Merchants Corporation will conduct a conference call at 2:30 p.m. Eastern Time on Thursday, February 5, 2009. To participate, callers in the US/Canada should dial (Toll Free) 800-860-2442 while international participants should use +1 412-858-4600. Please reference First Merchants Corporation's fourth quarter earnings. A replay will be available until 9:00 AM ET on February 13, 2009. To access replay, US/Canada participants should dial (Toll Free) 877-344-7529, or for International participants, dial +1 412-317-0088. The replay requires a pass code of 426723.

During the call, we may make Forward-Looking Statements about our relative business outlook. These Forward-Looking Statements and all other statements made during the call that do not concern historical facts are subject to risks and uncertainties that may materially affect actual results.

Specific Forward-Looking Statements include, but are not limited to, any indications regarding the Financial Services industry, the economy and future growth of the balance sheet or income statement.

Detailed financial results are reported on the attached pages:

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. Subsidiaries of the Corporation include First Merchants Bank, N.A., First Merchants Bank of Central Indiana, N.A., Lafayette Bank & Trust Company, N.A., Commerce National Bank, Lincoln Bank and First Merchants Trust Company, N.A. The Corporation also operates First Merchants Insurance Services, a full-service property casualty, personal lines, and healthcare insurance agency

First Merchants Corporation's common stock is traded over-the-counter on the NASDAQ National Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company's Internet web page (http://www.firstmerchants.com).

                                     * * * *

CONSOLIDATED BALANCE SHEETS
(in thousands)                                                                 December 31,
                                                                       2008                     2007
Assets
   Cash and due from banks                                         $    84,249              $   134,188
   Federal funds sold                                                   66,237                      495
                                                                   -----------              -----------
   Cash and cash equivalents                                           150,486                  134,683
   Interest-bearing time deposits                                       38,823                   24,931
   Investment securities                                               481,984                  451,167
   Mortgage loans held for sale                                          4,295                    3,735
   Loans                                                             3,721,952                2,876,843
      Less: Allowance for loan losses                                  (48,946)                 (28,228)
                                                                   -----------              -----------
         Net loans                                                   3,673,006                2,848,615
   Premises and equipment                                               59,641                   44,445
   Federal Reserve and Federal Home Loan Bank stock                     34,319                   25,250
   Interest receivable                                                  23,976                   23,402
   Core deposit intangibles and goodwill                               165,974                  135,856
   Cash surrender value of life insurance                               93,222                   70,970
   Other real estate owned                                              18,458                    2,573
   Other assets                                                         40,568                   16,460
                                                                   -----------              -----------
         Total assets                                              $ 4,784,752              $ 3,782,087
                                                                   ===========              ===========
Liabilities
   Deposits
      Noninterest-bearing                                              460,519                  370,397
      Interest-bearing                                               3,258,292                2,473,724
                                                                   -----------              -----------
         Total deposits                                              3,718,811                2,844,121
   Borrowings
      Fed funds purchased                                                                        52,350
      Securities sold under repurchase agreements                      122,311                  106,497
      Federal Home Loan Bank advances                                  360,217                  294,101
      Subordinated debentures, revolving credit
        lines and term loans                                           135,826                  115,826
                                                                   -----------              -----------
         Total borrowings                                              618,354                  568,774
   Interest payable                                                      8,844                    8,325
   Other liabilities                                                    42,840                   20,931
                                                                   -----------              -----------
         Total liabilities                                           4,388,849                3,442,151
Stockholders- equity
   Preferred stock, no-par value
      Authorized and unissued - 500,000 shares
   Cumulative Preferred Stock, $1,000 par value:
      Authorized - 600 shares
      Issued and outstanding - 125 shares                                  125
   Common stock, $.125 stated value
      Authorized - 50,000,000 shares
      Issued and outstanding - 21,178,123 and
      18,002,787 shares                                                  2,647                    2,250
   Additional paid-in capital                                          202,299                  137,801
   Retained earnings                                                   206,496                  202,750
   Accumulated other comprehensive loss                                (15,664)                  (2,865)
                                                                   -----------              -----------
         Total stockholders' equity                                    395,903                  339,936
                                                                   -----------              -----------
         Total liabilities and stockholders' equity                $ 4,784,752              $ 3,782,087
                                                                   ===========              ===========

FINANCIAL HIGHLIGHTS
                                                                 Three Months Ended                  Twelve Months Ended
(in thousands)                                                      December 31,                          December 31,
                                                               2008            2007                  2008             2007
NET CHARGE OFF'S                                          $     4,372      $     1,857            $  15,602         $  6,819
AVERAGE BALANCES
   Total Assets                                           $ 3,870,159      $ 3,735,931          $ 3,811,169      $ 3,639,772
   Total Loans                                              3,082,061        2,873,989            3,002,628        2,794,824
   Total Deposits                                           3,009,123        2,812,760            2,902,902        2,752,443
   Total Stockholders' Equity                                 353,164          335,649              349,594          330,786
FINANCIAL RATIOS
   Return on Average Assets                                       .02%            1.00%                 .54%             .87%
   Return on Avg. Stockholders' Equity                           0.25            11.10                 5.90             9.56
   Avg. Earning Assets to Avg. Assets                           91.15            90.70                90.88            90.91
   Allowance for Loan Losses as %
      of Total Loans                                             1.31              .98                 1.31              .98
   Net Charge Off's as % of Avg. Loans
      (Annualized)                                                .57              .26                  .52              .24
   Dividend Payout Ratio                                     2,300.00            45.10                80.70            53.18
   Avg. Stockholders' Equity to Avg. Assets                      9.13             8.98                 9.17             9.09
   Tax Equivalent Yield on Earning Assets                        6.21             7.13                 6.44             7.10
   Cost of Supporting Liabilities                                2.33             3.47                 2.60             3.55
   Net Int. Margin (FTE) on Earning Assets                       3.88             3.66                 3.84             3.55

CONSOLIDATED STATEMENTS OF INCOME


(in thousands, except share data)                                Three Months Ended                  Twelve Months Ended
                                                                    December 31,                          December 31,
                                                               2008           2007                   2008             2007
Interest income
   Loans receivable
      Taxable                                               $  48,433         $ 53,338             $198,385         $207,268
      Tax exempt                                                  349              302                1,013            1,120
   Investment securities
      Taxable                                                   2,907            3,487               12,046           13,744
      Tax exempt                                                1,511            1,623                5,855            6,548
   Federal funds sold                                               7               39                   28              172
   Deposits with financial institutions                           194              194                  755              582
   Federal Reserve and Federal Home Loan Bank stock               335              344                1,391            1,299
                                                          -----------      -----------          -----------      -----------
         Total interest income                                 53,736           59,327              219,473          230,733
                                                          -----------      -----------          -----------      -----------
Interest expense
   Deposits                                                    15,638           22,398               67,581           89,921
   Federal funds purchased                                        108              692                1,856            3,589
   Securities sold under repurchase agreements                    502            1,182                2,600            3,856
   Federal Home Loan Bank advances                              2,583            3,250               11,168           12,497
   Subordinated debentures, revolving credit lines
      and term loans                                            1,757            1,910                6,884            7,750
                                                          -----------      -----------          -----------      -----------
      Total interest expense                                   20,588           29,432               90,089          117,613
                                                          -----------      -----------          -----------      -----------
Net interest income                                            33,148           29,895              129,384          113,120
   Provision for loan losses                                    9,654            2,450               27,641            8,507
                                                          -----------      -----------          -----------      -----------

Net interest income
   After provision for loan losses                             23,494           27,445              101,743          104,613
                                                          -----------      -----------          -----------      -----------
Other income
   Services charges on deposit accounts                         3,346            3,206               13,002           12,421
   Fiduciary activities                                         1,831            2,094                8,031            8,372
   Other customer fees                                          1,634            1,686                6,776            6,479
   Commission income                                            1,271            1,031                5,824            5,113
   Earnings on cash surrender value
      of life insurance                                        (2,130)           1,186                 (267)           3,651
   Net gains and fees on sales of loans                           531              546                2,490            2,438
   Net realized gains (losses) on sale of
      available-for-sale securities                              (914)               1               (2,083)
   Other income                                                   717              383                2,594            2,077
                                                          -----------      -----------          -----------      -----------
         Total other income                                     6,286           10,133               36,367           40,551
                                                          -----------      -----------          -----------      -----------
Other expenses
   Salaries and employee benefits                              16,219           14,738               63,345           58,843
   Net occupancy                                                2,299            1,619                7,711            6,647
   Equipment                                                    1,713            1,619                6,659            6,769
   Marketing                                                      610              505                2,311            2,205
   Outside data processing fees                                 1,128              872                4,087            3,831
   Printing and office supplies                                   361              329                1,214            1,410
   Core deposit amortization                                      809              789                3,216            3,159
   Write-off of unamortized underwriting expense                                                                       1,771
   Other expenses                                               6,458            4,776               20,846           17,547
                                                          -----------      -----------          -----------      -----------
      Total other expenses                                     29,597           25,247              109,389          102,182
                                                          -----------      -----------          -----------      -----------


Income before income tax                                          183           12,331               28,721           42,982
   Income tax expense                                             (38)           3,021                8,083           11,343
                                                          -----------      -----------          -----------      -----------
Net income                                                $       221     $      9,310          $    20,638      $    31,639
                                                          ===========      ===========          ===========      ===========


Per Share Data

   Basic Net Income                                               .01              .51                 1.14             1.73
   Diluted Net Income                                             .01              .51                 1.14             1.73
   Cash Dividends Paid                                            .23              .23                  .92              .92
   Average Diluted Shares
      Outstanding (in thousands)                               18,257           18,138               18,162           18,314


CONSOLIDATED BALANCE SHEETS
(in thousands)                                        December 31,   September 30,      June 30,       March 31,    December 31,
                                                        2008             2008             2008           2008           2007
Assets
   Cash and due from banks                           $    84,249     $    69,846     $    80,996     $    89,961     $   134,188
   Federal funds sold                                     66,237           7,818                                             495
                                                     -----------     -----------     -----------     -----------     -----------
   Cash and cash equivalents                             150,486          77,664          80,996          89,961         134,683
   Interest-bearing time deposits                         38,823          15,623           7,267          21,280          24,931
   Investment securities                                 481,984         388,808         408,324         426,055         451,167
   Mortgage loans held for sale                            4,295           2,062           3,234           3,494           3,735
   Loans                                               3,721,952       3,078,768       3,018,596       2,937,710       2,876,843
      Less:  Allowance for loan losses                   (48,946)        (34,985)        (31,597)        (29,094)        (28,228)
                                                     -----------     -----------     -----------     -----------     -----------
         Net loans                                     3,673,006       3,043,783       2,986,999       2,908,616       2,848,615
   Premises and equipment                                 59,641          44,402          44,232          44,526          44,445
   Federal Reserve and Federal Home Loan Bank Stock       34,319          25,494          25,455          25,345          25,250
   Interest receivable                                    23,976          21,569          19,680          21,212          23,402
   Core deposit intangibles and goodwill                 165,974         135,701         136,230         135,056         135,856
   Cash surrender value of life insurance                 93,222          73,448          72,948          71,663          70,970
   Other real estate owned                                18,458          16,916          17,243           7,372           2,573
   Other assets                                           40,568          18,604          19,852          12,578          16,460
                                                     -----------     -----------     -----------     -----------     -----------
         Total assets                                $ 4,784,752     $ 3,864,074     $ 3,822,460     $ 3,767,158     $ 3,782,087
                                                     ===========     ===========     ===========     ===========     ===========
Liabilities
   Deposits
      Noninterest-bearing                                460,519         384,928         403,152         380,364         370,397
      Interest-bearing                                 3,258,292       2,529,355       2,460,483       2,432,763       2,473,724
                                                     -----------     -----------     -----------     -----------     -----------
         Total deposits                                3,718,811       2,914,283       2,863,635       2,813,127       2,844,121
   Borrowings
      Fed funds purchased                                                 57,600         151,356         111,144          52,350
      Securities sold under repurchase agreements        122,311         100,227          90,872         103,024         106,497
      Federal Home Loan Bank advances                    360,217         237,225         228,196         244,468         294,101
      Subordinated debentures, revolving credit,
        lines and term loans                             135,826         176,256         115,826         115,826         115,826
                                                     -----------     -----------     -----------     -----------     -----------
         Total borrowings                                618,354         571,308         586,250         574,462         568,774
   Interest payable                                        8,844           6,529           6,658           7,621           8,325
   Other liabilities                                      42,840          19,861          18,525          23,107          20,931
                                                     -----------     -----------     -----------     -----------     -----------
         Total liabilities                             4,388,849       3,511,981       3,475,068       3,418,317       3,442,151
Stockholders' equity
   Preferred stock, no-par value
      Authorized and unissued - 500,000 shares
   Cumulative Preferred Stock, $1,000 par value:
      Authorized - 600 shares                                125             125             125             125
      Issued and outstanding
   Common stock, $.125 stated value
      Authorized - 50,000,000 shares
      Issued and outstanding                               2,647           2,266           2,258           2,247           2,250
   Additional paid-in capital                            202,299         141,777         140,258         137,633         137,801
   Retained earnings                                     206,496         210,605         206,059         206,710         202,750
   Accumulated other comprehensive loss                  (15,664)         (2,680)         (4,308)         (2,126)         (2,865)
                                                     -----------     -----------     -----------     -----------     -----------
       Total stockholders' equity                        395,903         352,093         347,392         348,841         339,936
                                                     -----------     -----------     -----------     -----------     -----------
       Total liabilities and stockholders' equity    $ 4,784,752     $ 3,864,074     $ 3,822,460     $ 3,767,158     $ 3,782,087
                                                     ===========     ===========     ===========     ===========     ===========

NON-PERFORMING ASSETS
                                                     December 31,   September 30,       June 30,       March 31,     December 31,
                                                        2008               2008           2008            2008           2007


Non Accrual Loans                                         87,546          37,879          34,410          27,465          29,031
Renegotiated Loans                                           130             135             136             142             145
                                                     -----------     -----------     -----------     -----------     -----------
Non Performing Loans (NPL)                                87,676          38,014          34,546          27,607          29,176
Real Estate Owned and Repossessed Assets                  18,458          16,916          17,243           7,372           2,573
                                                     -----------     -----------     -----------     -----------     -----------
Non Performing Assets (NPA)                              106,134          54,930          51,789          34,979          31,749
90+ Days Delinquent                                        5,982           8,056           3,538           4,996           3,578
                                                     -----------     -----------     -----------     -----------     -----------
NPAs & 90 Day Delinquent                                 112,116          62,986          55,327          39,975          35,327

Loan Loss Reserve                                         48,946          34,985          31,597          29,094          28,228
YTD Charge-offs                                           15,602          11,230           7,524           2,957           6,819

NPAs / Actual Assets %                                      2.22%           1.42%           1.35%           0.93%           0.84%
NPAs & 90 Day / Actual Assets %                             2.34%           1.63%           1.45%           1.06%           0.93%
NPAs / Actual Loans & REO (%)                               2.83%           1.77%           1.70%           1.19%           1.10%
Loan Loss Reserves / Actual Loans (%)                       1.31%           1.14%           1.05%           0.99%           0.98%
NCOs / YTD Average Loans (%)                                0.52%           0.38%           0.26%           0.10%           0.24%

CONSOLIDATED STATEMENTS OF INCOME

                                                     December 31,    September 30,      June 30,      March 31,      December 31,
(in thousands, except share data)                        2008            2008            2008           2008            2007

   Loans receivable
      Taxable                                        $    48,433     $    49,828     $    49,023     $    51,101     $    53,338
      Tax exempt                                             349             321             178             165             302
   Investment securities
      Taxable                                              2,907           2,943           2,947           3,249           3,487
      Tax exempt                                           1,511           1,379           1,452           1,513           1,623
   Federal funds sold                                          7              10               3               8              39
   Deposits with financial institutions                      194             146             133             282             194
   Federal Reserve and Federal Home Loan
      Bank stock                                             335             351             370             335             344
                                                     -----------     -----------     -----------     -----------     -----------
         Total interest income                            53,736          54,978          54,106          56,653          59,327
                                                     -----------     -----------     -----------     -----------     -----------
Interest expense
   Deposits                                               15,638          16,213          16,297          19,433          23,398
   Federal funds purchased                                   108             502             577             669             692
   Securities sold under repurchase agreements               502             650             632             816           1,182
   Federal Home Loan Bank advances                         2,583           2,724           2,825           3,036           3,250
   Subordinated debentures, revolving credit
      lines and term loans                                 1,757           1,635           1,602           1,890           1,910
                                                      ----------     -----------     -----------     -----------     -----------
         Total interest expense                           20,588          21,724          21,933          25,844          29,432
                                                      ----------     -----------     -----------     -----------     -----------
Net interest income                                       33,148          33,254          32,173          30,809          29,895
   Provision for loan losses                               9,654           7,094           7,070           3,823           2,450
                                                      ----------     -----------     -----------     -----------     -----------

Net interest income
   After provision for loan losses                        23,494          26,160          25,103          26,986          27,445

Other income
   Service charges on deposit accounts                     3,346           3,568           3,157           2,931           3,206
   Fiduciary activities                                    1,831           1,932           2,126           2,142           2,094
   Other customer fees                                     1,634           1,696           1,767           1,679           1,686
   Commission income                                       1,271           1,457           1,427           1,669           1,031
   Earnings on cash surrender value
      of life insurance                                   (2,130)            519             606             738           1,186
   Net gains and fees on sales of loans                      531             648             668             643             546
   Net realized gains (losses) on sales of
      available-for-sale securities                         (914)         (1,255)             13              73               1
   Other income                                              717             655             570             652             383
                                                     -----------     -----------     -----------     -----------     -----------
         Total other income                                6,286           9,220          10,334          10,527          10,133
                                                     -----------     -----------     -----------     -----------     -----------

Other expenses
   Salaries and employee benefits                         16,219          15,330          15,698          16,098          14,738
   Net occupancy                                           2,299           1,857           1,750           1,805           1,619
   Equipment                                               1,713           1,649           1,643           1,654           1,619
   Marketing                                                 610             605             612             484             505
   Outside data processing fees                            1,128           1,068           1,009             882             872
   Printing and office supplies                              361             281             291             281             329
   Core deposit amortization                                 809             809             808             790             789
   Other expenses                                          6,458           5,516           4,593           4,279           4,776
                                                     -----------     -----------     -----------     -----------     -----------
         Total other expenses                             29,597          27,115          26,404          26,273          25,247
                                                     -----------     -----------     -----------     -----------     -----------

Income before income tax                                     183           8,265           9,033          11,240          12,331
   Income tax expense                                        (38)          2,516           2,491           3,114           3,021
                                                     -----------     -----------     -----------     -----------     -----------
Net income                                           $       221     $     5,749     $     6,542     $     8,126     $     9,310
                                                     ===========     ===========     ===========     ===========     ===========

Per Share Data

   Basic Net Income                                          .01             .32             .37             .45             .51
   Diluted Net Income                                        .01             .32             .36             .45             .51
   Cash Dividends Paid                                       .23             .23             .23             .23             .23
   Average Diluted Shares
      Outstanding (in thousands)                          18,257          18,196          18,159          18,055          18,138

FINANCIAL RATIOS
   Return on Average Assets                                  .02%            .60%            .69%            .86%           1.00%
   Return on Average Stockholders' Equity                   0.25            6.58            7.46            9.43           11.10
   Avg. Earning Assets to Avg. Assets                      91.15           91.02           90.94           90.38           90.70
   Allowance for Loan Losses as %
     of Total Loans                                         1.31            1.14            1.05             .99             .98
   Net Charge Off's as % of Average Loans
     (Annualized)                                            .57             .49             .61             .41             .26
   Dividend Payout Ratio                                2,300.00           71.88           63.85           51.10           45.10
   Average Stockholders' Equity to Average Assets           9.13            9.09            9.30            9.17            8.98
   Tax Equivalent Yield on Earning Assets                   6.21            6.39            6.41            6.78            7.13
   Cost of Supporting Liabilities                           2.33            2.48            2.56            3.04            3.47
   Net Interest Margin (FTE) on Earning Assets              3.88            3.91            3.85            3.74            3.66

LOANS

                                                       December 31,  September 30,       June 30,       March 31,     December 31,
(in thousands, except share data)                         2008            2008            2008            2008            2007


Commercial and industrial loans                       $  904,646     $   851,233      $  815,137     $   724,643        $662,701
Agricultural production financing and
   other loans to farmers                                135,099         136,176         125,125         123,314         114,324
Real estate loans:
   Construction                                          252,487         167,512         181,598         178,171         165,425
   Commercial and farmland                             1,202,372         966,259         954,672         961,431         947,234
   Residential                                           956,245         731,065         718,065         728,956         744,627
Individuals' loans for household and
   other personal expenditures                           201,632         145,345         161,387         174,857         187,880
Tax exempt loans                                          28,070          34,010          22,553          11,646          16,423
   Lease financing receivables, net of
     unearned income                                       8,996           9,262           9,158           8,438           8,351
Other loans                                               32,405          37,906          30,901          26,254          29,878
                                                     -----------     -----------     -----------     -----------     -----------
                                                       3,721,952       3,078,768       3,018,596       2,937,710       2,876,843
Allowance for loan losses                                (48,946)        (34,985)        (31,597)        (29,094)        (28,228)
                                                     -----------     -----------     -----------     -----------     -----------
         Total loans                                 $ 3,673,006     $ 3,043,783     $ 2,986,999     $ 2,908,616     $ 2,848,615
                                                     ===========     ===========     ===========     ===========     ===========

DEPOSITS
                                                      December 31,   September 30,       June 30,       March 31,     December 30,
                                                         2008            2008             2008           2008             2007

(in thousands)


Demand deposits                                       $1,136,267        $921,034        $932,017        $881,498        $903,380
Savings deposits                                         721,387         540,596         546,951         562,942         552,379
Certificates and other time deposits of
   $100,000 or more                                      509,730         469,426         444,967         459,038         470,733
Other certificates and time deposits                   1,351,427         983,227         939,700         909,649         917,629
                                                     -----------     -----------     -----------     -----------     -----------
         Total deposits                              $ 3,718,811     $ 2,914,283     $ 2,863,635     $ 2,813,127     $ 2,844,121
                                                     ===========     ===========     ===========     ===========     ===========